                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)

                                December 31, 1997

                                                                    State of
            Company Name                                          Incorporation
            ------------                                          -------------
Berkshire Hathaway Credit Corporation                                Nebraska
Berkshire Hathaway Life Insurance Company of Nebraska                Nebraska
BHG Life Insurance Company                                           Nebraska
BHSF Inc.                                                            Delaware
BH Shoe Holdings, Inc.                                               Delaware
Blue Chip Stamps                                                     California
Borsheim Jewelry Company, Inc.                                       Nebraska
Campbell Hausfeld/Scott Fetzer Company                               Delaware
Central States Indemnity Co. of Omaha                                Nebraska
Central States of Omaha Companies, Inc.                              Nebraska
Columbia Insurance Company                                           Nebraska
Continental Divide Insurance Company                                 Colorado
Cornhusker Casualty Company                                          Nebraska
Cypress Insurance Company                                            California
Dexter Shoe Company                                                  Maine
The Fechheimer Brothers Company (2)                                  Delaware
FlightSafety International, Inc.                                     New York
GEICO Casualty Company                                               Maryland
GEICO Corporation                                                    Delaware
GEICO General Insurance Company                                      Maryland
GEICO Indemnity Company                                              Maryland
Government Employees Insurance Company                               Maryland
Helzberg's Diamond Shops, Inc.                                       Missouri
H. H. Brown Shoe Company, Inc.                                       Delaware
Isabela Shoe Corporation                                             Delaware
Kansas Bankers Surety Company                                        Kansas
Lowell Shoe, Inc.                                                    New Hampshire
National Fire & Marine Insurance Company                             Nebraska
National Indemnity Company                                           Nebraska
National Indemnity Company of the South                              Florida
National Indemnity Company of Mid-America                            Minnesota
National Liability and Fire Insurance Company                        Connecticut
Nebraska Furniture Mart, Inc.                                        Nebraska
Oak River Insurance Company                                          Nebraska
OCSAP,  Ltd                                                          Maine
R.C. Willey Home Furnishings                                         Utah
Redwood Fire and Casualty Insurance Company                          Nebraska
Resolute Reinsurance Company                                         New York
The Scott Fetzer Company                                             Delaware
Scott Fetzer Financial Group, Inc.                                   Delaware


                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.

                   Subsidiaries of Registrant (1) (Continued)
                                December 31, 1997

                                                               State of
            Company Name                                    Incorporation
            ------------                                    -------------
See's Candies, Inc.                                           California
See's Candy Shops, Incorporated                               California
Star Furniture Company                                        Texas
Wesco Financial Corporation                                   Delaware
Wesco-Financial Insurance Company                             Nebraska
Wesco Holdings Midwest, Inc.                                  Nebraska
World Book/Scott Fetzer Company                               Nebraska



     (1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.

     (2) The names have been omitted of 29 wholly-owned U.S. subsidiaries of The Fechheimer Brothers Company, each of whom operated in the business of uniform manufacturing and/or distribution.